UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2008

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

584 Derby Milford Road, Orange, Connecticut		06477
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 799 4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Directors Andrew McNally IV and G. J. Ratcliffe, and Vice President, General Counsel and Secretary Richard W. Davies, have advised the Company that they, as trustees under the Indentures dated September 2, 1957 made by Louie E. Roche and August 23, 1957 made by Harvey Hubbell (the "Trusts"), together with a former director and trustee, have been named, both individually and as trustees of the Trusts, as defendants in a lawsuit filed in the Connecticut Superior Court by one beneficiary under the Trusts, entitled William Hale Hubbell v. G.J. Ratcliffe, Richard W. Davies, Andrew McNally, IV and John A. Urquhart. The Company is not named as a defendant in the lawsuit.

The Trusts currently hold, in the aggregate, 3,488,460 shares of the Company’s Class A Common Stock, representing approximately 48% of the outstanding shares of Class A Common Stock, 36% of the total voting power of the Company’s outstanding common stock, and 6% of the economic interests represented by the outstanding shares of Company common stock. The three individual trustees of the Trusts are required to be officers or directors of the Company under the provisions of the Trusts, so long as no bank or trust company is acting as a trustee and the Trusts hold any securities of the Company, and three directors and/or officers of the Company have served as trustees of the Trusts since inception.

The complaint alleges various conflicts of interests by the defendants as trustees of the Trusts (by reason of serving both as trustees and as directors or officers of the Company) and breaches of their fiduciary duties, as well as abuse of discretion and waste of the Trusts. The breaches of the trustees’ fiduciary duties are alleged to have occurred primarily in connection with the Company’s adoption and retention of a Shareholders Rights Agreement between the Company and Chasemellon Shareholders Services LLC, effective January 1, 1999 (the "Rights Agreement"), their alleged failure to take action to convince or require the Company’s current Board of Directors to, and their failure to nominate for election as directors at the Company’s 2008 annual meeting of shareholders "persons who are committed to", redeem or take other action under the Rights Agreement to permit the Trusts to sell all of their Class A shares at a substantial premium to a third party without triggering the rights, and their implementation of the Trust’s diversification plan approved by the probate court.

The complaint seeks, inter alia., permanent or temporary removal of the current trustees and appointment of "new, unbiased trustees"; modification of the Trusts to preclude persons currently or previously employed with the Company "as officers or otherwise" from serving as trustees of the Trusts; and an order preliminarily and permanently enjoining further sales of Class A shares by the Trusts "other than in a transaction in which a substantial and appropriate ‘control premium’ is obtained" and requiring the current trustees to nominate for election as directors at the 2008 annual meeting of shareholders persons committed to redeeming the present Rights Agreement upon presentation of any "reasonable offer" to purchase all the Trusts’ Class A shares at a "substantial 'control premium'"; and unspecified damages, interest and costs, including attorneys’ fees.

The Company has insurance in place for the benefit of the defendants as present or former directors and/or officers of the Company also serving as trustees of the Trusts, and may under Connecticut law and the Company’s Restated Certificate of Incorporation be obligated to indemnify them against losses and expenses incurred in connection with the lawsuit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

April 18, 2008	By:	/s/ David G. Nord

Name: David G. Nord
Title: Senior Vice President and Chief Financial Officer